Exhibit 3.101
CODE OF REGULATIONS
OF
P.S.I. HOLDINGS INC.
ARTICLE 1
SHAREHOLDERS
     SECTION 1.1. Annual Meeting.
     An annual meeting of the shareholders shall be held on such day of each year and at such time on said day as shall be decided by the Board of Directors in the notice of the meeting.
     If for any-reason the election of directors is not held at the annual meeting or any adjournment thereof, the board of directors shall cause the election to be held at a special shareholder’s meeting as soon as-is convenient. At any such special meeting the shareholders may elect directors and transact any other business with the same effect as an annual meeting.
     SECTION 1.2. Special Meeting.
     A special meeting of shareholders may be called by the chairman of the board, if any, by the president or by a majority of the directors acting with or without a meeting, or by the holders of record of twenty-five percent (25%) of all the shares outstanding at that time. Upon delivery to the president or secretary of a request in writing for a shareholders’ meeting by any persons entitled to call such meeting, it shall be the duty of the officer to whom the request was delivered to give notice to the shareholders of meeting. Said request shall specify the purpose, the date and time for the meeting. The date shall be at least seven (7) and not more than sixty (60) days after delivery of the request. If, upon such a request, the persons making such request may call it by giving notice as provided in Section 1.4 or by causing it to be given by any designated representative.
     SECTION 1.3. Place of Meetings.
     All shareholders’ meetings shall be held at such place or places, in or out of the State of Ohio as may from time to time be fixed by the Board of Directors. If not so fixed, the place of the meeting shall be specified in the notice or waivers of notice thereof.
     SECTION 1.4. Notice of Meeting.
     Every shareholder shall furnish the secretary of the corporation with an address where notice of meetings and other corporate notices may be delivered or mailed. Except as otherwise expressly required by law, notice of each shareholder’s meeting, whether annual or special, shall not be given less than seven (7) days before nor more than sixty (60) days before the date specified for the meeting. Notices shall be given by the president or secretary or in case of their refusal or failure to do so, by the person or persons entitled to call such meeting, to each shareholder entitled to notice by delivering a written notice to the shareholder personally or by mail, postage prepaid at the address furnished by the shareholder. If a shareholder has not furnished an address to the corporation, the notice shall be sent to his last known address.
     Except when expressly required by law, no publication of any notice of a shareholder’s meeting shall be required. If shares are transferred after notice has been given, notice need not be given to the transferee. A record date may be fixed for determining the shareholders entitled to notice of any meeting of shareholders in accordance with Section 1.12.
     Every notice of a shareholders’ meeting, besides stating the time and place of the meeting, shall state briefly the purposes thereof as may be specified by the person or persons requesting the meeting. Notice of adjournment to a meeting need not be given if the time and place to which it is adjourned are fixed and announced at the meeting.
     SECTION 1.5. Waiver of Notice.
     Any shareholder, either before or after any meeting, may waive any notice thereof required by law, the articles or these regulations. Waivers must be in writing and filed with or entered upon the records of the meeting. Notice of a meeting will be deemed to have been waived by any shareholder who attends such meeting either in person or by proxy, and who does not, before or at the commencement of the meeting, protest the lack of proper notice.
     SECTION 1.6. Quorum.
     At all shareholders’ meetings, the holders of shares entitling them to exercise a majority of the voting power of the corporation, present in person or by proxy and entitled to vote shall constitute a quorum for the transaction of business except when a greater number is required by law, the articles of incorporation or these regulations. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting power of the shareholders present in person or by proxy and entitled to vote, or in the absence of all shareholders, any officer entitled to preside or act as secretary of the meeting, may adjourn the meeting from time to time. At any adjournment meeting at which a quorum is present, any business may be transacted which might nave been transacted at the meeting as originally called.
     SECTION 1.7. Organization.
     At each shareholders’ meeting, the chairman of the board, if any, or the president, or in the absence of both of them, a chairman chosen by a majority in voting power of the shareholders present in person or by proxy and entitled to vote, shall act as chairman. The secretary of the corporation shall act as secretary of the meeting. In the secretary’s absence, any assistant secretary shall act as secretary, or in the absence of both, any person whom the chairman of the meeting appoints shall act as secretary of the meeting.

     SECTION 1.8. Order of Business.
     The order of business at all shareholder’s meetings shall be as follows:
1)	Roll call;

2)	Appointment of inspectors of election, if requested;

3)	Proof of notice of meeting or waiver thereof;
A QUORUM BEING PRESENT:
4)	Reading of minutes of preceding meeting and acting thereon, unless dispensed with by unanimous consent;

5)	Report of the board of directors, if any;

6)	Report of officers, if any;

7)	Reports of committees, if any;

8)	Election of directors, if any;

9)	Unfinished business, if any; and

10)	New business, if any.
     The Treasurer shall, in his or her report at the annual meeting or meeting held in lieu thereof, present financial statements referred to in Section 3.11 unless dispensed with by unanimous consent.
     The order of business at any meeting may be changed by vote of a majority in voting power of those present in person or by proxy and entitled to vote, or by their unanimous consent.
     SECTION 1.9. Cumulative Voting.
     If notice in writing shall be given by a shareholder to the president, a vice president or the secretary of the corporation, not less than forty-eight hours before the time fixed for holding a meeting of the shareholders for the purpose of electing directors if notice of such meeting shall have been given at least ten days prior thereto, and otherwise not less than twenty four hours before such time, that such shareholder desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the chairman or secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he possesses and to give one candidate as many votes as is determined by multiplying the number of directors to be elected by the number of votes to which such shareholder is entitled, or to distribute such number of votes on the same principle among two or more candidates, as he sees fit.
     SECTION 1.10. Proxies.
     Any shareholder who is entitled to attend a shareholders’ meeting or to vote thereat, or to assent or to give consent in writing, shall be entitled to exercise such right and any other of his or her rights by a proxy or proxies appointed by a writing signed by such shareholder, which need not be sealed; witnessed or acknowledged. Except as herein otherwise specifically provided, actions taken by proxy or proxies shall be governed by the provisions of existing law or any future statute of like effect, including the provisions relating to the sufficiency of the writing, duration of the validity of the proxy, powers of substitution, revocation and all other provisions.
     SECTION 1.11. Fixing Record Date.
     The board of directors may fix in advance a date, not earlier than the date upon which such date is fixed and not exceeding sixty (60) days preceding the date of any meeting of shareholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice any such meeting, or to vote at any such meeting, or to receive payment-of any dividend, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange. Only the shareholders of record on the date so fixed shall be entitled to receive notice of such meeting, or to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any share on the books of the corporation after such record date. The shareholders of record on any such date shall be determined at the close of business on that date.
     SECTION 1.12. List of Shareholders at Meeting.
     Upon request of any shareholder at any meeting of shareholders, there shall be produced at the meeting an alphabetically arranged list, or classified lists of shareholders of record at the applicable record date who are entitled to vote showing their addresses and the number and classes of shares held by each.
     SECTION 1.13. Action in Writing in Lieu of Meeting.
     Any action which may be taken at a meeting of the shareholders by virtue of any provision of the laws of the State of Ohio, the articles or these regulations may be taken without a meeting. An action in lieu of a meeting shall be in writing signed by all holders of shares who would be entitled to notice of a meeting called for the purpose of taking such action.
ARTICLE 2
BOARD OF DIRECTORS
     SECTION 2.1. General Powers of Board.
     The powers of the corporation shall be exercised, its business and affairs shall be conducted, and its property shall be controlled by the board of directors, except as otherwise provided by the laws of the State of Ohio, the articles or these regulations.
     SECTION 2.2. Number and Qualifications.

     The number of directors, none of whom need be shareholders of the corporation, shall not be fewer than three (3) nor more than seven (7); provided, however, that if the corporation at any time has less than three (3) shareholders, the number of directors shall equal the number of shareholders. The number of directors may be from time to time changed by resolution adopted by the vote of holders of shares representing a majority of the voting power present in person or by proxy at any annual or special meeting. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.
     SECTION 2.3. Compensation and Expenses.
     The directors, by the affirmative vote of a majority of those in office and irrespective of any financial or personal interest of any of them, shall have authority to establish reasonable compensation, which may include, pension, disability; and death benefits for services to the corporation by directors and officers, or to delegate such authority to one or more of the officers or directors.
     SECTION 2.4. Election of Directors.
     At all elections of directors the candidates receiving the greatest number of votes shall be elected.
     SECTION 2.5. Term of Office.
     Unless he or she shall earlier resign, is removed or dies, each director shall hold office until: 1) the adjournment of the annual meeting of shareholders next succeeding his or her election; or 2) if the election of directors shall not be held at the annual meeting or any adjournment thereof, until the adjournment of the special meeting of the shareholders for the election of directors held as provided herein; or 3) the taking by the shareholders of action in writing in lieu of such a meeting and until his or her successor is elected and qualified.
     SECTION 2.6. Resignation.
     Any director may resign by giving written notice to the president or the secretary of the corporation. Such resignation shall take effect at the time specified therein. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.
     SECTION 2.7. Vacancies.
     A vacancy in the board of directors for the unexpired term may be filled by a majority vote of the remaining directors, even though they are less than a quorum or less than a majority of the whole-authorized board. A vacancy exists in case the shareholders fail at any time to elect the whole-authorized number of directors.
     SECTION 2.8. Bylaws.

     The Board of Directors may adopt bylaws to govern the transaction of its business, the manner of calling and the places and manner of holding its meeting and any other matters which it determines to include therein. No provision of any bylaws may conflict with any provision of the law, the articles or these regulations.
     SECTION 2.9. Quorum and Manner of Acting.
     A majority of the number of directors fixed in or established pursuant to Section 2.2 at the time of any meeting of the board of directors must be present in person at the meeting in order to constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. In the absence of a quorum, the majority of those present may adjourn a meeting from time to time until a quorum is present. Notice of an adjourned meeting need not be given. The directors shall act only as a board. Individual directors have no power as such.
     SECTION 2.10. Removal of Directors.
     Any director may be removed, either with or without cause, at any time by the affirmative vote of a majority in voting power of the shareholders of record entitled to elect directors in place of those to be removed taken at a special shareholders meeting called for that purpose. The vacancy in the board of directors by any such removal may be filled by the shareholders at such meeting.
     SECTION 2.11. Action in Writing in Lieu of Meeting.
     Any action which may be taken at a meeting of the directors, by virtue of any provisions of the laws of the State of Ohio., the articles or these regulations, may be taken without a meeting if authorized by writing signed by all the directors.
ARTICLE 3
OFFICERS
     SECTION 3.1. Number and Titles.
     The officers of the corporation shall be a president, treasurer and a secretary. There may, in addition, be a chairman of the board, one or more vice presidents, one or more assistant treasurers, and one or more assistant secretaries, at any time during which the board shall see fit to cause such office to be filled. If there is more than one vice president, the board may, in its discretion establish designations for the vice presidents to distinguish them as to their functions or their order.
     Any person may hold two or more offices and perform the duties thereof. No person may at the same time be treasurer and assistant treasurer or secretary and assistant secretary. If one person is elected to the offices of secretary and treasurer, he or she shall be known as the secretary-treasurer, and all of the duties and authority assigned to, and all of the references made to both the secretary and treasurer in these regulations and in the bylaws shall apply to the secretary-treasurer.
     The board of directors shall have the discretion to determine from time to time the number of vice-presidents the corporation shall have, whether or not assistant treasurers and assistant secretaries are needed, and if so, the number of assistant treasurers and assistant secretaries the corporation shall have.
     SECTION 3.2. Election, Terms of Office, Qualifications and Compensation.
     The officers shall be elected by the Board of Directors. Each shall be elected and hold office until their successors are chosen and have qualified or until such officer has resigned, is removed or dies. The board of directors may hold annual elections of officers. At any time an election of officers shall be held within 30 days after delivery to the president or the secretary of a written request for such election by any director. The notice of the meeting held pursuant to that request shall specify that an election of officers is one of the purposes.
     The qualifications of all officers shall be such as the board of directors may establish. The board of directors shall fix the compensation of each officer, if any.
     SECTION 3.3. Additional Officers, Agents, etc.
     In addition to the officers mentioned in Section 3.1, the corporation may have such other officers, agents and committees as the board of directors may deem necessary and may appoint, each of whom or each member of which shall hold office for such period, having such authority and perform such duties as may be provided in these regulations or in the bylaws, if any, or as the board may from time to time determine. The board of directors may delegate to any officer or committee the power to appoint any subordinate officers, agents, or committees. In the absence of any officer, or for any other reason, the board of directors may deem sufficient, the board may delegate for the time being the powers and duties of such officer to any other officer or to any director.
     SECTION 3.4. Removal.
     Any officer may be removed, either with or without cause at any time by the board of directors at any meeting. The notices (or waivers of notice) for the meeting shall specify that such removal action shall be considered. Any officer appointed by an officer or committee to which the board shall have delegated the power of appointment may be removed, either with or without cause, by the committee or superior officer (including successors) who made the appointment or by any committee or officer upon whom such power of removal may be conferred by the board of directors.
     SECTION 3.5. Resignations.
     Any officer may resign at any time by giving written notice to the board of directors, the president or the secretary. Any such resignation shall take effect at the time specified therein.

Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     SECTION 3.6. Vacancies.
     A vacancy in any office because of death, resignation, removal, disqualification or otherwise, shall be filed in the manner prescribed for regular appointments of elections to such office.
     SECTION 3.7. Powers, Authority and Duties of Officers.
     Officers of the corporation shall have the powers and authority conferred and the duties prescribed by law in addition to those specified or provided for in these regulations.
     SECTION 3.8. The Chairman of the Board.
     The chairman of the board, if there is one, shall preside at all meetings of the shareholders and directors at which he or she is present. He or she shall have and exercise general supervision over the conduct of the corporation’s affairs and over its other officers, subject however, to the control of the board of directors. He or she shall see that all orders and resolutions of the board of directors are carried out. He or she shall from time to time report to the board of directors all matters in his or her knowledge which the interest of the corporation may require to be brought to the board’s attention.
     SECTION 3.9. The President.
     If and while there is no incumbent of the office of the chairman of the board, or during the absence or disability of the chairman of the board, the president shall have the duties and authority specified in Section 3.8, subject to the control of the board of directors. The president shall superintend and manage the business of the corporation, coordinate and supervise the employees, fix the compensation of, discipline and discharge its personnel, employ agents, professional advisers and consultants and perform all functions of a general manager of the corporation’s business. He or she may sign certificates for shares in the corporation. He or she may sign, execute and deliver in the name of the corporation all deeds, mortgages, bonds, contracts and other instruments either when specially authorized by the board of directors or when required or deemed necessary or advisable by him or her in the ordinary conduct of the corporation’s normal business, except in cases where the signing and execution thereof shall be expressly delegated by these regulations or by the board to some other officer or agent of the corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent. He or she may cause the seal of the corporation to be fixed to any instrument. He or she shall, in general, perform all duties incident to the office of the president and such other duties as from time to time may be assigned by the board of directors.
     SECTION 3.10. The Vice President.

     The vice presidents shall perform such duties as may be assigned to them, individually or collectively, by the board of directors or by the president. In the absence or disability of the president, one or more of the vice presidents may perform such duties of the president as the president or the board of the .directors may designate.
     SECTION 3.11. The Treasurer.
     The treasurer shall:
(a)	Have charge and custody of and be responsible for all funds, securities, notes, contracts, deeds, documents and all other valuable effects of the corporation; receive and give receipts for amounts payable to the corporation from any sources whatsoever; deposit all monies in the name of the corporation in such depositories pursuant to the direction of the board of directors; cause funds to be disbursed by checks or drafts on the authorized depositories of the corporation signed as the board of directors may require and be responsible for the accuracy of the amounts of vouchers and cause to be preserved proper vouchers for all disbursements;

(b)	Have the right to require from time to time reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the corporation from the officers, employees or agents transacting the same;

(c)	Keep or cause to be kept, at the principal office or such other office as the board of directors shall designate, correct records of the monies, business and transaction of the corporation and exhibit those records to any director upon request.

(d)	Render to the board of directors or chairman of the board or president, whenever requested, an account of the financial condition of the corporation and of all of his or her transactions as treasurer and as soon as may be possible after the close of each fiscal year, make and submit to the board of directors a like report for such fiscal year; and
     If required by the board of directors, the treasurer shall give bond for the faithful discharge of his or her duties in such sum and with such sureties as the board of directors shall determine.
     SECTION 3.12. The Assistant Treasurers.
     The assistant treasurers shall perform such duties as from time to time may be assigned to them, individually or collectively, by the board of directors, the president or the treasurer. In the. absence or disability of the treasurer, one or more of the assistant treasurers may perform such duties of the treasurer as the treasurer, the president or the board of directors may designate.
     SECTION 3.13. The Secretary.

     The secretary shall:
(a)	Keep the minutes of all meetings of the shareholders and the board of directors in one or more books provided for that purpose;

(b)	See that all notices are duly given in accordance with these regulations or as required by law;

(c)	Be custodian of the corporate records and of the seal of the corporation and see that the seal is affixed to all certificates for shares before they are issued and to all other documents to which the seal is required;

(d)	Have charge, directly or through such transfer agent or agents and registrar or registrars as the board of directors may appoint, of the issue, transfer and registration of certificates for shares in the corporation and of the records thereof. Such records shall reflect the number of shares in the corporation issued and outstanding, the manner in which and time when such shares were paid for, the names and addresses of the holders thereof, the number and classes of shares held by each and the time when each become the holder thereof;

(e)	Keep and have charge of the original or duplicate stock ledger provided for in Article 5 of these regulations;

(f)	Exhibit at all reasonable times upon the request of any director the records of the issue, transfer, and registration of such certificate at the place where the records are kept;

(g)	At the request of any shareholder have available at a shareholders’ meeting the list or lists required by Section 1.12 above, certified by the officer or agent in charge of the transfer of shares;

(h)	Sign (or see that the treasurer or other proper officer of the corporation authorized by the board of directors signs) with the president or vice president, certificates for shares in the corporation;

(i)	See that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and

(j)	In general, perform all duties incident to the office of the secretary and such other duties as from time to time may be assigned by the board of directors or the president.
     SECTION 3.14. The Assistant Secretaries.

     The assistant secretaries shall perform such duties as from time to time may be assigned to them, individually or collectively, by the board of directors, the president or the secretary. In the absence or disability of the secretary, one or more of the assistant secretaries may perform such duties of the secretary as the secretary, the president or the board of directors may designate.
ARTICLE 4
SHARES AND THEIR TRANSFER
     SECTION 4.1. Certificate for Shares.
     Every owner of one or more shares in the corporation shall be entitled to a certificate or certificates, in such form prescribed by the board of directors, certifying the number and class of paid up shares in the corporation owned by him or her. The certificate of the respective classes of such shares shall be numbered in the order in which they are issued and shall be signed in the name of the corporation by the chairman of the board or the president or any vice president and by the secretary, any assistant secretary, treasurer or by any assistant treasurer. The seal of the corporation shall be affixed thereto. A record shall be kept of the name of the owner or owners of the shares represented by each certificate and the number of shares represented by each, the date, and in case of cancellation, the date of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so canceled, except in cases provided for in Section 4.4 of these regulations.
     SECTION 4.2. Transfer of Shares.
     Transfers of shares in the corporation shall be made only on the books of the corporation by the registered holder thereof, his or her legal guardian, executor or administrator or by his or her attorney authorized by power of attorney. Said transfer shall be duly executed and filed with the secretary of the corporation or with a transfer agent appointed by the board of directors. The person in whose name shares stand on the books of the corporation shall, to the full extent permitted by law, be deemed the owner for all purposes of the corporation.
     SECTION 4.3. Rules.
     The board of directors may make such rules and regulations, as it may deem expedient, not inconsistent with law, the articles or these regulations, concerning the issue, transfer and registration of certificates for shares. Any such rules to be effective shall be incorporated in these regulations. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signature of either or both.
     SECTION 4.4. Lost, Destroyed and Mutilated Certificates.
     If any certificate for shares becomes worn, defaced or mutilated but it is still substantially intact and recognizable, the directors, upon production and surrender thereof, shall order it canceled and a new certificate issued in its place. The holder of any shares shall immediately notify the corporation if a certificate shall be lost, destroyed, or mutilated beyond recognition and the corporation may issue a new certificate in the place of the original.
     The board of directors may require the owner of the certificate which is alleged to have been lost or destroyed to give the corporation a bond with such surety or sureties and in such sum as it shall direct, to indemnify the corporation and its directors and officers against any claim that may be made against it or any of them on account of the issuance of such new certificate in place of the allegedly lost or destroyed certificate. The board of directors, may, however, refuse to issue any such new certificate except pursuant to legal proceedings under the laws of the State of Ohio.
ARTICLE 5
INDEMNIFICATION AND INSURANCE
     SECTION 5.1. Indemnification.
     The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, agent-or volunteer of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys fees, filing fees, court reporter’s fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if his act or omission giving rise to any claim for indemnification under this Section 5.1 was not occasioned by his intent to cause injury to the corporation or by his reckless disregard for the best interests of the corporation, and in respect of any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. It shall be presumed that no act or omission of a person claiming indemnification under this Section 5.1 that gives rise to such claim was occasioned by an intent to cause injury to the corporation or by a reckless disregard for the best interests of the corporation and, in respect of any criminal matter, that such person had no reasonable cause to believe his conduct was unlawful; the presumption recited in this Section 5.1 can be rebutted .only by clear and convincing evidence, and the termination of any action, suit or proceeding by. judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.
     SECTION 5.2. Court Approved Indemnification.
     Anything contained in these regulations or elsewhere to the contrary notwithstanding:

     (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, agent or volunteer of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for an act or omission occasioned by his deliberate intent to cause injury to the corporation-or by his reckless disregard for the best interests of the corporation, unless and only to the extent that the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and
     (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.2.
     SECTION 5.3. Indemnification for Expenses.
     Anything contained in these regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.1, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him in connection therewith.
     SECTION 5.4. Determination Required.
     Any indemnification required under Section 5.1 and not precluded under. Section 5.2 shall be made by the corporation only upon a determination that such indemnification is proper in the circumstances because the officer or director has met the applicable standard of conduct set forth in Section 5.1. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Franklin County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.4 at any time (including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.4); and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.4 shall be evidence .in rebuttal of the presumption recited in Section 5.1. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.4 to make indemnification in respect of any claim, issue. or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.
     SECTION 5.5. Advances for Expenses.
     The provisions of Section 1701.13 (E) (5) (a) of the Ohio Revised Code do not apply to the corporation. Expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.1 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise if it is proved by clear and convincing evidence in a court of competent jurisdiction that, in respect of any such claim, issue or other matter, his relevant action or failure to act was occasioned by his deliberate intent to cause injury to the corporation-or his reckless disregard for the best interests of the corporation, unless, and only to the extent that, the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such determination, and in view of all of the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.
     SECTION 5.6. Article 5 Not Exclusive.
     The indemnification provided by this Article 5 shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the articles, these regulations, any agreement, a vote of disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     SECTION 5.7. Insurance.
     The corporation may purchase and maintain insurance, or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, for or on behalf of any person who is or was a director, officer, employee, agent or volunteer of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article 5. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.
     SECTION 5.8. Certain Definitions.
     For purposes of this Article 5, and as an example and not by way of limitation: (A) A person claiming indemnification under this Article 5 shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.1, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him) and (B) References to an “other enterprise” shall include employee tax benefit plans; references to a “fine” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.
     SECTION 5.9. Venue.
     Any action, suit or proceeding to determine a claim for, or for repayment to the corporation of, indemnification under this Article 5 may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Franklin County, Ohio. The corporation and (by claiming or accepting such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Franklin County, Ohio in any such action, suit or proceeding.
ARTICLE 6
EXAMINATION OF BOOKS BY SHAREHOLDERS
     The board of directors may make reasonable rules prescribing under what conditions and regulations the books, records, accounts and documents of the corporation shall be open to the inspection of the shareholders. Any such rules, to be effective shall be incorporated in these regulations. No shareholder shall be denied any right to inspect any book record, account or document of the corporation. An original or duplicate stock ledger showing the names and addresses of the shareholders and number and class of shares issued or transferred of record shall at all times during usual hours of business be open to examination of every shareholder at the principal office or place of business of the corporation.

ARTICLE 7
DIVIDENDS, SURPLUS, ETC.
     The board of directors may declare dividends on the shares of the corporation whenever and in such amounts as the articles may provide or as in the board’s opinion, the condition of the affairs of the corporation render advisable. Dividends may be declared subject to the provisions of the articles and of these regulations and to the extent and as permitted by law.
     The board of directors at any time may cause the corporation to purchase or acquire any of its shares in accordance with law, or any of its bonds, debentures, notes or other securities or evidences of indebtedness. The board of directors shall not, however, declare dividends or purchase or acquire any shares of the corporation unless such dividend or purchase or acquisition will not breach any contract or covenants of the corporation and it is reasonably believed that after such dividend or purchase or acquisition will not cause the assets of the corporation to be less than its liabilities plus stated capital. The corporation shall not speculate in its own shares or in the shares of any affiliated corporation.
     From time to time, the board may set aside from, or create against annual net profits or assets in excess of the corporation’s liabilities plus stated capital such sum or sums as the board may deem proper as reserves to meet contingencies, or for equalizing dividends, or for the purpose of maintaining or increasing the property or business of the corporation. All net profits and assets in excess of liabilities plus stated capital until actually declared in dividends, or used and applied for the purposes set out in this Article 7, shall be deemed to have been so set aside by the board of directors for one or more said purposes.
ARTICLE 8
SEAL
     The board of directors may provide a corporate seal, which shall bear the full name of the corporation.
ARTICLE 9
AMENDMENT OF REGULATIONS
     These regulations may be amended by the affirmative vote or written-consent of the shareholders of record entitled to exercise a majority of the voting power of the corporation. If an amendment is adopted by written consent without a meeting of the shareholders, the Secretary shall mail a copy of such amendment to each shareholder of record who would have been entitled to vote thereon and did not participate in the adoption of the amendment.